UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2006

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

The information contained in this Amendment to Current Report on Form 8-K is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section. The information contained in this Amendment to Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

On January 25, 2006, Harris Corporation ("Harris") issued a press release announcing, among other things, its results of operations and financial condition as of and for its second quarter of fiscal 2006 and guidance regarding expected earnings for fiscal 2006. The full text of the press release and related financial tables was furnished as Exhibit 99.1 to a report on Form 8-K filed on January 25, 2006, and was incorporated therein by reference.

Harris files this amendment to the Form 8-K correcting two errors contained in the "Operating Activities" section of the Consolidated Statement of Cash Flows for the two quarters ended December 30, 2005. In particular, the line items of "Non-current deferred income tax" and "Income taxes" for the two quarters ended December 30, 2005 have been corrected. The corrections did not change the "Net cash provided by operating activities" or any other line items. The corrected Consolidated Statement of Cash Flows is furnished herewith as Exhibit 99.1 and is incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is furnished herewith:

99.1 Consolidtaed Statement of Cash Flows for the Two Quarters Ended December 30, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

January 26, 2006	By:	/s/ Bryan R. Roub

Name: Bryan R. Roub
Title: Sr. Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Consolidated Statement of Cash Flows for the Two Quarters Ended December 30, 2005